Canary Marinade Solana ETF 10-Q

Exhibit 32.2

Certification of Principal Financial and Accounting Officer

 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, in connection with this Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Report”) of Canary Marinade Solana ETF (the “Registrant”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Starr Frohlich, Principal Financial and Accounting Officer of the Registrant, hereby certify that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 13, 2026
	By:	/s/ Starr Frohlich
Starr Frohlich
Principal Financial and Accounting Officer